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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 16, 1999 (except for Note 11, as to which the date is May 19, 1999), of the Annual Report on Form 10-KSB/A of Styleclick.com Inc. (formerly ModaCAD, Inc.) for the year ended December 31, 1998 (As restated). We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.



/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
December 8, 1999


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